INVESTMENT ADVISORY AGREEMENT

SCHEDULE A

Calvert VP SRI Large Cap Value Portfolio

Calvert VP S&P 500 Index Portfolio

Calvert VP S&P MidCap 400 Index Portfolio

Calvert VP Nasdaq 100 Index Portfolio

Calvert VP Russell 2000 Small Cap Index Portfolio

Calvert VP EAFE International Index Portfolio

Calvert VP Barclays Aggregate Bond Index Portfolio

Calvert VP Inflation Protected Plus Portfolio

Calvert VP Natural Resources Portfolio

Calvert VP Volatility Managed Moderate Portfolio

Calvert VP Volatility Managed Moderate Growth Portfolio

Calvert VP Volatility Managed Growth Portfolio

Effective:  April 30, 2013

CALVERT VARIABLE PRODUCTS, INC.,

By:     /s/ William M. Tartikoff

      William M. Tartikoff, Esq.

      Vice President and Secretary

CALVERT INVESTMENT MANAGEMENT, INC.

By:    /s/ Ronald M. Wolfsheimer

      Ronald M. Wolfsheimer

      Chief Financial and Administrative Officer

      and Senior Vice President

INVESTMENT ADVISORY AGREEMENT

SCHEDULE B

Listed below are the portfolios of Calvert Variable Products, Inc. that are entitled to receive investment advisory services from Calvert Investment Management, Inc. (the “Advisor”) under the Investment Advisory Agreement dated December 12, 2008, and which will pay fees calculated at the following annual rates* to the Advisor pursuant to Section 3 of the Agreement:

Calvert VP SRI Large Cap Value Portfolio	0.64%
Calvert VP S&P 500 Index Portfolio	0.25%
Calvert VP S&P MidCap 400 Index Portfolio	0.30%
Calvert VP Nasdaq 100 Index Portfolio	0.35%
Calvert VP Russell 2000 Small Cap Index Portfolio	0.35%
Calvert VP EAFE International Index Portfolio	0.56%
Calvert VP Barclays Aggregate Bond Index Portfolio	0.30%
Calvert VP Inflation Protected Plus Portfolio	0.50%
Calvert VP Natural Resources Portfolio	0.55%
Calvert VP Volatility Managed Moderate Portfolio	0.42%
Calvert VP Volatility Managed Moderate Growth Portfolio	0.42%
Calvert VP Volatility Managed Growth Portfolio	0.42%

For its services under this Investment Advisory Agreement, Advisor is entitled to receive the fees indicated above based on average net assets.

Effective:  April 30, 2013